FORM NO. 7a **Registration No. 19574**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Central European Media Enterprises Ltd.

was delivered to the Registrar of Companies on the **22nd** day of **April 2014** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **28th** day of **April 2014**.

for **Registrar of Companies**

Capital prior to increase: US$ 25,600,000.00

Amount of increase: US$ 11,200,000.00

Present Capital: US$ 36,800,000.00